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                                                                    Exhibit 3.57

                          CERTIFICATE OF INCORPORATION

                                       OF

                          TXI STRUCTURAL PRODUCTS, INC.

          1. The name of the corporation is

                          TXI STRUCTURAL PRODUCTS, INC.

          2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

          3. The nature of the business or purposes to be conducted or promoted is:

          To carry on, conduct and engage in any and every kind of manufacturing, mining and construction business; to manufacture, mine, process, fabricate, purchase or otherwise acquire, to design, invent or develop, to import or export, to distribute, lease, sell, assign or otherwise dispose of and generally to deal in and with aggregates and other minerals and raw materials, products, goods, wares, merchandise and real and personal property of every kind and character; to build, construct, pave, grade, repair or rebuild roads, highways, bridges, drains, buildings and other structures and improvements of all kinds and character, public or private; to contract for the performance of any and all of the purposes set forth herein; and

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is one hundred thousand (100,000) shares of common stock of the par value of Ten Dollars ($10.00) each, amounting to One Million Dollars ($1,000,000.00).

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          The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

          The holders of the common stock shall be entitled to dividends, when, as and if declared by the Board of Directors of the corporation, payable at such time or times as the Board of Directors may determine and any dividend declared by the Board of Directors shall be declared and paid upon the outstanding shares of common stock in equal amounts per share and without preference or priority of one class of stock over the other.

          In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the corporation available for distribution to its stockholders shall be distributed and paid over to the holders of the common stock and in equal amounts per share and without preference or priority of one class of stock over the other.

          The right to cumulative voting for the election of directors is expressly denied.

          5. The same and mailing address of each incorporator is as follows:

        NAME               MAILING ADDRESS.
---------------------   ----------------------
Robert C. Moore         8100 Carpenter Freeway
                        Dallas, Texas 75247

Jo Ann Rowe             8100 Carpenter Freeway
                        Dallas, Texas 75247

Dennis E. Beach         8100 Carpenter Freeway
                        Dallas, Texas 75247

          6. The number of directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

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        NAME               MAILING ADDRESS
---------------------   ----------------------
Robert D. Rogers        8100 Carpenter Freeway
                        Dallas, Texas 75247

Fergus J. Walker, Jr.   8100 Carpenter Freeway
                        Dallas, Texas 75247

Ralph B. Rogers         8100 Carpenter Freeway
                        Dallas, Texas 75247

          7. The corporation is to have perpetual existence.

          8. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make, alter or repeal the by-laws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting

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an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

          When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation.

          9. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          10. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors

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and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          11. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and ceryifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 21st day of December, 1973.


                                                     /s/ Robert C. Moore
                                                     ---------------------------
                                                         Robert C. Moore


                                                     /s/ Jo Ann Rowe
                                                     ---------------------------
                                                         Jo Ann Rowe


                                                     /s/ Dennis E. Beach
                                                     ---------------------------
                                                         Dennis E. Beach

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